Exhibit 10.1

                RELEASE OF ALL CLAIMS AND HOLD HARMLESS AGREEMENT

         For the consideration of Fifty Thousand and no/100 Dollars ($50,000.00) and the promises and covenants set forth herein, Terry L. Cochran ("Cochran") agrees to release all of his claims against Columbia Bancorp, an Oregon corporation ("Columbia") and others as set forth in detail in this Release of All Claims and Hold Harmless Agreement ("Agreement"). The Agreement has an effective date of December 4, 2006, except to the extent specifically set forth in Section 3 below.

                                    RECITALS
                                    --------

        A. Cochran is the former President and Chief Executive Officer ("CEO") of Columbia and is also the former President and CEO of Columbia River Bank. In 2001, Cochran voluntarily resigned as Chief Executive Officer of Columbia. As of the effective date of the Agreement, Cochran continues to serve on Columbia's Board of Directors.

        B. Columbia is an Oregon corporation and is the holding company of Columbia River Bank. Columbia is based in The Dalles, Oregon.

        C. Cochran, in his capacity as CEO of Columbia, received from time to time "incentive stock options," some of which he exercised before resigning, some of which he did not exercise before resigning. For tax purposes, the exercise of incentive stock options is treated differently if a person exercises the options while an employee or within ninety (90) days of leaving employment as opposed to exercising the stock options more than ninety (90) days after leaving employment.

        D. As of the effective date of the Agreement, Cochran continues to hold certain unexercised stock options, incentive stock grants and/or other equity based compensation benefits. Cochran is not entitled to any additional stock options except as granted by the compensation committee of Columbia's board of directors in compliance with applicable securities laws and with the Nasdaq Marketplace Rules.

        E. Cochran now contends that Columbia represented to him at retirement, and continued to represent to him within the twelve months preceding the date of this Agreement, that he could extend and maintain the tax treatment of certain incentive stock options (as that term is defined for purposes of Section 422(a) of the Internal Revenue Code of 1986, as amended, and the treasury regulations thereunder). Cochran further contends that he relied upon such representations and that, based upon such reliance, he failed to exercise such incentive stock options within 90 days of his retirement. Cochran contends that Columbia derived or will derive substantial financial benefit, that Columbia is liable to him for the additional tax burden he has incurred as a result of relying upon such alleged representations, and that Columbia is responsible for any future additional tax burden he is likely to incur in connection with his previous exercise of incentive stock options and with any potential exercise of currently unexercised incentive stock options.

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        F.      Columbia denies (i) that, directly or indirectly through one or more employees, officers, directors or agents, it made the representations to Cochran set forth in Recital E, or any other representations in connection with the terms of his relationship to Columbia other than as expressly set forth in a binding agreement between Cochran and Columbia, (ii) that it owed Cochran a duty to advise him in connection with the tax consequences of exercising the incentive stock options, (iii) that Cochran had a reasonable basis for relying at any time upon any such alleged representations or advice, (iv) that Cochran was harmed by any such reliance, (v) that any such claims, even if otherwise supportable, are not fully and completely barred by the applicable statutes of limitation, and (vi) that it is liable to Cochran for any additional tax burden he has incurred, or will incur, as the result of executing his stock options.

        G. In light of the foregoing the parties have agreed as set forth below, whereby Columbia has agreed to pay Cochran Fifty Thousand and no/100 Dollars ($50,000.00) on the terms and subject to the conditions set forth herein, in exchange for a full and final discharge of all claims Cochran might raise in respect of claims that might have arisen or might hereafter arise by Cochran against Columbia based upon acts or omissions occurring on or prior to the date of this Agreement. Without limiting the generality of the foregoing, the parties expressly intend to release all past, present and future claims based on an allegation that Columbia owes compensation to Cochran for additional tax liability he has incurred or may incur as a result of exercising his stock options, including options held by Cochran as of the date hereof, options previously exercised, and options, if any, that may be granted in the future.

        NOW, THEREFORE, in consideration of the terms, conditions, promises and covenants set forth below, Cochran agrees as follows:

                                TERMS OF RELEASE
                                ----------------

        1. Consideration. Pending the satisfaction of the conditions set forth in Section 3 below, the consideration payable to Cochran shall be an amount, in cash, equal to Fifty Thousand and no/100 Dollars ($50,000.00), payable in two equal annual installments. The first such installment shall be paid on January 5, 2007 and the second installment shall be paid on January 5, 2008. Each payment shall be made by deposit in the United States Mail of a check in the full amount of such installment, made payable to "Terry L. Cochran." Cochran is responsible for identifying and paying any taxes that may be due on this amount, and hereby agrees to defend, indemnify and hold harmless Columbia from and against any and all liabilities incurred by Columbia in connection with Cochran's failure to make such payments, including without limitation any investigation, inquiry, response or other communication with any taxing authority in connection therewith, and specifically including the fees of any and all accountants, attorneys and consultants engaged by Columbia or any other person as a result of any such event.

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        2.      Complete Release. In consideration of the promises as set forth herein, Cochran, and for his heirs, agents, representatives, successors, assigns, partners, and attorneys, hereby releases, acquits and forever discharges Columbia and its current and former employees, agents, representatives, successors, assigns, partners, parents, subsidiaries, divisions, affiliates, owners, stockholders, officers, directors, accountants, tax advisors, tax preparers and attorneys, from any and all actions, causes of action, obligations, costs, expenses, damages, losses, claims, liabilities, suits, debts, and demands (including attorneys' fees and costs actually incurred), of whatever character in law or in equity known or unknown, suspected or unsuspected, in any way connected to Columbia (included, but not limited to, Cochran's employment by Columbia, claims of discrimination arising out of the employment, Cochran's deferred compensation agreement, and the exercise of stock options) up until the day Cochran signs this Agreement. Without limiting the generality of the foregoing, Cochran specifically releases Columbia (including the parties indemnified above) from any and all future claims related to Cochran's future exercise of the stock options described above, and any other options hereafter granted to Cochran, including in each instance claims related to Cochran's tax liability as a result of exercising any stock options. This release shall not be construed to inhibit the exercise, in accordance with the express written terms and conditions thereof, of any stock options currently outstanding or hereafter granted; provided, however, that in connection with any such exercise, and any future acquisition or disposition of stock options or other securities, neither Cochran nor any of his heirs, beneficiaries, successors or assigns, shall be entitled to rely, and no such person shall rely, upon Columbia or its directors, officers, agents or affiliates for advice as to the investment, tax or other consequences or as to the advisability, financial or otherwise, of acquiring, holding, exercising or disposing of such securities.

        3. Time to Consider and Return Agreement. Cochran acknowledges and agrees that he or his attorney first received the original of this Agreement on or before December 4, 2006. Cochran also understands and agrees that he was given at least twenty-one (21) calendar days from the date he first received this Agreement to obtain the advice and counsel of the legal representative of his choice and to decide whether to sign it. Cochran further agrees that any changes to the terms or form of this Agreement, whether material or immaterial, do not restart the running of this consideration period, and that he may sign the Agreement at any time on or before the expiration of this consideration period. Cochran also understands that for seven (7) calendar days after he signs this Agreement, he has the right to revoke it, and that this Agreement will not become effective and enforceable until after the expiration of this seven-day revocation period (the "Effective Date"). However, Cochran specifically understands and agrees that any attempt by him to revoke this Agreement after this revocation period has expired is, or will be, ineffective. Cochran also understands and agrees that to receive the benefits provided by this Agreement, he must properly complete, sign and return the Agreement to Marcus J. Williams at Davis Wright Tremaine, LLP, 1501 Fourth Avenue, Suite 2600, Seattle, Washington, 98101, by no later than close of business on December 26, 2006 and that Attachment A must similarly be signed and returned, more than seven (7) calendar days after Cochran signs the Agreement, before any benefits promised to Cochran by this Agreement will be due.

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        4.      Covenant Not To Sue. Cochran, and for his heirs, agents,
representatives, successors, assigns, partners, and attorneys, hereby forever covenants not to pursue against Columbia, and its current and former employees, agents, representatives, successors, assigns, partners, parents, subsidiaries, divisions, affiliates, owners, stockholders, officers, directors, accountants, tax advisors, tax preparers and attorneys, any lawsuit, arbitration or any other legal action arising out of his employment with Columbia, his resignation from Columbia or the exercise of stock options and the resulting tax liability therefrom, whether any such claim that might otherwise give rise to a lawsuit, arbitration or other legal action is known or unknown.

        5. Indemnification. Cochran hereby agrees on his own behalf and on behalf of his heirs, legal representatives, successors, beneficiaries and assigns, to indemnify and hold harmless Columbia and its current and former employees, agents, representatives, successors, assigns, partners, parents, subsidiaries, divisions, affiliates, owners, stockholders, officers, directors, accountants, tax advisors, tax preparers and attorneys (collectively the "Indemnified Persons"), from and against any and all actions, causes of action, obligations, costs, expenses, damages, losses, claims, liabilities, suits, debts, and demands (including attorneys' fees and costs actually incurred), whether matured or contingent and whether known or unknown (collectively "Losses"), arising out of or connected directly or indirectly with any demands, actions, suits, arbitrations or any other legal actions brought by any person against any Indemnified Person and arising or alleged to have arisen out of, any relationship between Cochran and Columbia and existing on or before the date of this Agreement.

        6. Unknown or Mistake in Facts. It is acknowledged and understood by Cochran that there may be relevant facts not known to him or of which he has incomplete or mistaken knowledge regarding the events forming the basis for his claims, settlement thereof, the release of claims and the indemnification against Losses. Cochran expressly assumes the risk of the facts being different and agrees that this Agreement shall be in all respects effective and not subject to termination, revocation or rescission by any such difference in facts.

        7. Tax Consequences; No Advice. Cochran acknowledges that neither Columbia nor its agents have directly or indirectly provided to Cochran, and that no such person has any duty to provide to Cochran, any advice, nor is he relying on any advice from Columbia or its agents regarding, the tax consequences of this settlement, the matters released pursuant to this Agreement, the payment of any consideration hereunder, the exercise of any derivative securities by Cochran or any other person, the transfer of any securities held directly or indirectly by Cochran, or any other matter whatsoever.

        8. Covenant of Confidentiality. Cochran covenants and agrees that the terms of this Agreement are strictly confidential and that he will neither disclose nor authorize others to disclose the terms hereof to any third party, except to his attorney, any tax consulting person or service ("Authorized Third Parties") or as required under compulsion of valid subpoena or court order. Disclosure to an Authorized Third Party shall be made only if the Authorized Third Party agrees not to disclose the information to any other persons or entities. Furthermore, Cochran shall not solicit, invite or encourage such subpoena, court order or other legal process. The parties agree that this Agreement may be disclosed by Columbia or its affiliates to the extent required by law, and Cochran hereby consents to the filing of this Agreement with any filing deemed by Columbia, in its absolute discretion, to be required to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or the regulations promulgated under either or both such statutes. Mr. Cochran's obligations under this Section 8 shall terminate as to the content of this Agreement immediately upon the filing or furnishing of this Agreement with the Securities and Exchange Commission.

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        9.      Non-disparagement. Cochran agrees that he will not disparage or make derogatory comments to anyone concerning Columbia with respect to the matters related to this Agreement.

        10. No Attorney's Fees or Costs. Cochran acknowledges and agrees that he shall be required to pay his own attorney's fees and costs of any kind incurred in connection with the disputes that gave rise to this Agreement and that Columbia has no obligation or responsibility to pay Cochran's attorney's fees.

        11. Full and Independent Knowledge/No Representations. This Agreement is made by Cochran with full knowledge of the situation, under advice of counsel, without any representation of any kind being made by Columbia or any of its representatives, other than those contained herein. Without limiting the generality of the foregoing, Cochran acknowledges and agrees that he has been advised to have this Agreement reviewed by counsel of his choosing and, having had an opportunity to consult with such counsel, that he fully understands the legal, financial and other consequences of entering herein.

        12. Ownership of Claims. Cochran represents that he has not assigned or transferred, or purported to assign or transfer, to any person or entity, any claim or any portion thereof or interest therein related in any way to Columbia.

        13. Agreement Binding on Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of Cochran and Columbia and their respective successors and assigns.

        14. Non-admission of Liability. This Agreement is to be entered into on a non-precedential basis and shall not be construed in any way as an admission by Columbia of any liability whatsoever against Cochran. Columbia specifically disclaims any liability to, or any acts of wrongdoing against, Cochran.

        15. Modification of Agreement. This Agreement may not be modified except by a writing signed by Columbia and Cochran.

        16. Construing Agreement. Both Columbia and Cochran have cooperated and participated in the drafting and preparation of this Agreement. Accordingly, Cochran hereby acknowledges and agrees that this Agreement shall not be construed or interpreted in favor of or against either Cochran or Columbia by virtue of the identity of the preparer.

        17.     Miscellaneous.

                A. Choice of Law. This Agreement is made and entered into in the State of Oregon and shall in all respects be interpreted, enforced and governed under the laws of that state. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either Cochran or Columbia.

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                B.      Venue. Exclusive jurisdiction for any dispute related to
this Agreement shall be in the state or federal courts located in Wasco County, Oregon.

                C. Severability. Should any provision of this Agreement be declared or determined to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and shall be enforceable to the fullest extent permitted by law.

                D. Attorney's Fees. The prevailing party in any action, in any forum, arising from this Agreement, including an action to interpret, construe, enforce, rescind or revoke this Agreement, shall be entitled to reimbursement of all attorney's fees, costs and disbursements incurred in such action, including the investigation of, and the preparation and response to, such action, and including any and all appeals or reviews thereof regardless of the party initiating such appeal or review.

                E. Originals. For the purposes of the Agreement, a facsimile copy or PDF of the Agreement signed by Cochran shall be construed to be an original.

                F. Fully Integrated Agreement. This Agreement sets forth the entire Agreement between the parties and fully supersedes any and all prior agreements and understandings between the parties pertaining to the subject matter of this Agreement.

                G. Captions. The title or captions contained in this Agreement are for convenience only and shall neither restrict nor amplify the provisions herein.

                            [SIGNATURE PAGE FOLLOWS]

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  PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF CERTAIN KNOWN OR
  UNKNOWN CLAIMS, INCLUDING CLAIMS OF AGE DISCRIMINATION UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT, AS AMENDED, AND OTHER FEDERAL, STATE AND LOCAL LAWS PROHIBITING DISCRIMINATION IN EMPLOYMENT. YOU ARE ENCOURAGED TO CONTACT AN ATTORNEY OF YOUR CHOICE FOR ADVICE CONCERNING THE MEANING AND LEGAL SIGNIFICANCE
     OF ITS TERMS BEFORE SIGNING IT. IF YOU AGREE TO ITS TERMS, SIGN BELOW


                                                         By:
                                                             -------------------
                                                             TERRY L. COCHRAN


                                                         Date:
                                                               -----------------

REVIEWED AND APPROVED AS TO FORM:
--------------------------------

--------------------------------

Attorney for Terry L. Cochran

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                                  ATTACHMENT A

                 STATEMENT OF NON-REVOCATION AND CONFIRMATION OF
                RELEASE OF ALL CLAIMS AND HOLD HARMLESS AGREEMENT
                        AS OF THE DATE SHOWN ON THIS FORM

         By signing below, I hereby verify that seven (7) calendar days have passed since I signed the Release of All Claims and Hold Harmless Agreement ("Agreement") and that I have chosen not to revoke my agreement to execute that Agreement. My signature confirms my renewed agreement to the terms of that Agreement. I also agree, that as of the date I sign this document, to the extent permitted by law, my release and waiver of any and all claims I may have relating to my employment with Columbia and/or the termination of that relationship and/or release of other claims arising before execution of the Agreement as set forth in the Agreement, shall apply with the same force and effect as if set forth fully herein to the period of time between the time I signed the Agreement and the date I sign this document.


-------------------------                         ------------------------------
Terry L. Cochran


-------------------------                         ------------------------------
Signature*                                        Date*

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